Exhibit 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated effective as of __________, 2009 (the “Effective Date”), is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the First Lien Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Amended and Restated First Lien Credit Agreement, dated as of June 8, 2007, as modified by the Consent Regarding Amended and Restated First Lien Credit Agreement dated as of July 27, 2007, as amended by that certain First Amendment to Amended and Restated First Lien Credit Agreement dated effective as of November 19, 2007, and as amended by that certain Waiver, Consent and Second Amendment to Amended and Restated First Lien Credit Agreement dated effective as of December 1, 2008 (as so modified, and as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”); and

WHEREAS, the parties hereto desire to amend the First Lien Credit Agreement in certain other respects as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the First Lien Credit Agreement, unless the context otherwise requires.

Section 2. Amendments to First Lien Credit Agreement.  The First Lien Credit Agreement is hereby amended as follows:

(a) Section 1.1.

(1) Section 1.1 of the First Lien Credit Agreement is hereby amended by adding the following definition(s) in the proper alphabetical order:

“EXXI, Inc.” means Energy XXI, Inc., a Delaware corporation.

“Pledged Notes Sales Contribution” is defined in the Third Amendment.

“Pledged Notes Security Agreement” is defined in the Third Amendment.

“PP Notes Letter Agreement” is defined in the Third Amendment.

“Qualified PP Debt Interest” means, without duplication and with respect to any applicable period, any interest on the Pledged Notes (as defined in the Third Amendment) actually paid during such period by the Borrower to EXXI, Inc., as holder of the Pledged Notes (as defined in the Third Amendment), but solely to the extent that (a) EXXI, Inc. has contributed (or caused to be contributed through Intermediate Holdco) an amount equal to such interest payment to the Borrower as a capital contribution during such period; and (b) the amount of such capital contribution are deposited into one of the Deposit Accounts specified in the Disclosure Schedule or a Deposit Account subject to a Control Agreement in favor of the Administrative Agent (and, at the time of entry into such Control Agreement, maintained with a depositary institution reasonably acceptable to the Administrative Agent).

“Secured Debt” means, on any date and without duplication, the Indebtedness of the Borrower and its Subsidiaries that is secured by a Lien on any property and/or assets of the Borrower and/or its Subsidiaries (including without limitation, second lien financing, if any).  For the avoidance of doubt, “Secured Debt” includes, but is not limited to, amounts of Indebtedness outstanding under the First Lien Credit Agreement (including Letter of Credit Outstandings), any put premium financing under Hedging Agreements with a counterparty that is a Secured Party, any secured obligations of the Borrower or its Subsidiaries to pay any deferred premiums on any Hedge Agreement, and Capital Lease Liabilities (if any).

“Secured Debt Leverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of

(a)  Secured Debt outstanding on the last day of such Fiscal Quarter to

(b)  EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters;

provided, however, that for purposes of calculating “Secured Debt Leverage Ratio”, any calculation of EBITDA hereunder for any applicable period shall be made using an EBITDA for such applicable period calculated on a pro forma basis (inclusive of any acquisitions and/or divestitures, if any, of assets or equity interests made during such applicable period as if such acquisitions or divestitures had been made at the beginning of such applicable period).

“Third Amendment” means that certain Third Amendment to Amended and Restated First Lien Credit Agreement dated effective as of __________, 2009, by and among the Borrower, the Lenders parties thereto, the Administrative Agent, and the other parties thereto in the capacities therein specified.

(2) The definition of “Applicable Margin” in Section 1.1 of the First Lien Credit Agreement is hereby amended and restated as follows:

“Applicable Margin” means, for any day and with respect to all Loans maintained as LIBO Rate Loans or Base Rate Loans, the applicable percentage set forth below corresponding to the Borrowing Base Utilization Percentage:

If the Borrowing Base Utilization Percentage is:	Then the Applicable Margin for LIBO Rate Loans is:	Then the Applicable Margin for Base Rate Loans is:
Greater than or equal to 90%	3.35%	2.35%
Greater than or equal to 75% but less than 90%	3.10%	2.10%
Greater than or equal to 50% but less than 75%	2.85%	1.85%
Less than 50%	2.60%	1.60%

provided, that the applicable percentages set forth in the foregoing table shall be increased by 0.15% during any period commencing with the date that a 90% Hedging Position shall have occurred and ending on the date that is the later of (a) ninety (90) days after the occurrence of such 90% Hedging Position or (b) the date that (i) such 90% Hedging Position shall no longer be existing and (ii) the Borrower shall have delivered a certificate of an Authorized Officer of the Borrower certifying as to the same in form and substance reasonably satisfactory to the Administrative Agent.

If at any time the Borrower fails to deliver a Reserve Report pursuant to Section 2.8.2 or 2.8.3, then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level until such time as such Reserve Report has been delivered.

(3) The definition of “Interest Expense” in Section 1.1 of the First Lien Credit Agreement is hereby amended and restated as follows:

“Interest Expense” means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding one-time write-offs of unamortized upfront fees associated with this Agreement and the other Loan Documents, the Existing Credit Agreement and the “Loan Documents” thereunder and the PP Debt Documents; provided, however, that solely for purposes of determining compliance with Section 7.2.4(b) for any applicable period, “Interest Expense” to the extent used in calculating the Interest Coverage Ratio shall exclude any Qualified PP Debt Interest for such period.

(4) The definition of “Obligor” in Section 1.1 of the First Lien Credit Agreement is hereby amended and restated as follows:

“Obligor” means, as the context may require, the Borrower and each other Person (other than (a) a Secured Party and (b) the Parent to the extent the obligations in respect of the Loan Documents arise solely by reason of the PP Notes Letter Agreement) obligated under any Loan Document; provided, however, that for purposes of Article VI and Article VII of the First Lien Credit Agreement and Sections 4.6, 5.1, 8.1.5, 8.1.6 and 8.2 of the First Lien Credit Agreement, the term “Obligor” shall exclude EXXI, Inc. to the extent such Person’s obligations under the Loan Documents arise solely by reason of its being a party to the PP Notes Letter Agreement and the Pledged Notes Security Agreement.

(b) Section 7.1.16(b).  Section 7.1.16(b) of the First Lien Credit Agreement is hereby amended and restated in its entirety as follows:

“(b)           During each period from July 1st to October 31st of each calendar year, the Borrower will not permit the aggregate Credit Exposures of all Lenders to exceed an amount equal to (i) the lesser of the Loan Commitment Amount or the Borrowing Base then in effect minus (ii) $25,000,000.”

(c) Section 7.2.4.  Section 7.2.4 of the First Lien Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.2.4                                           Financial Conditions and Operations. The Borrower will not permit any of the events specified below to occur:

(a)           The Borrower will not permit the Total Leverage Ratio (i) as of the last day of the Fiscal Quarter ending June 30, 2007, to be greater than 3.75 to 1.00, (ii) as of the last day of any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending September 30, 2007) to and including the Fiscal Quarter ending March 31, 2009, to be greater than 3.50 to 1.00, (iii) as of the last day of any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending June 30, 2009) to and including the Fiscal Quarter ending December 31, 2009, to be greater than 4.50 to 1.00, (iv) as of the last day of any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending March 31, 2010) to and including the Fiscal Quarter ending June 30, 2010, to be greater than 4.25 to 1.00, (v) as of the last day of any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending September 30, 2010) to and including the Fiscal Quarter ending December 31, 2010, to be greater than 4.00 to 1.00, and (vi) as of the last day of any Fiscal Quarter thereafter (commencing with the Fiscal Quarter ending March 31, 2011), to be greater than 3.75 to 1.00.

(b)           The Borrower will not permit the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less than 3.00 to 1.00.

(c)           The Borrower will not permit the Current Ratio as of the last day of any Fiscal Quarter to be less than 1.00 to 1.00.

(d)           The Borrower will not permit the Secured Debt Leverage Ratio as of the last day of any Fiscal Quarter (commencing with the Fiscal Quarter ending June 30, 2009) to be greater than 2.50 to 1.00.”

(d) Section 8.1.3  Section 8.1.3 of the First Lien Credit Agreement is hereby amended by inserting the words “or Parent or EXXI, Inc. shall default under any obligation under the PP Notes Letter Agreement” at the end of such Section.

(e) Section 8.1.4.  Section 8.1.4 of the First Lien Credit Agreement is hereby amended by inserting the words “and/or EXXI, Inc. shall default in the performance or observance of any of its obligations under the Pledged Notes Security Agreement” immediately following the words “executed by it”.

(f) Disclosure Schedule.  The Disclosure Schedule to the First Lien Credit Agreement, is hereby amended by deleting Item 6.19(a) thereof in its entirety and replacing it in its entirety with Item 6.19(a) to the Disclosure Schedule attached hereto as Annex I.

(g) Section 6 of the Second Amendment.  Section 6 of the Second Amendment (as defined in the First Lien Credit Agreement) is hereby amended and restated in its entirety as follows:

“Section 6.                                [Reserved.]”

For sake of clarity, nothing in this clause (g) is intended to relieve the Borrower or any other Obligor of any obligations under the Second Amendment, including without limitation, Sections 2 and 5 thereof.

Section 3. [Borrowing Base Redetermination.  The Borrower and the Lenders hereby agree that effective as of [March 31, 2009], the Borrowing Base shall be equal to $240,000,000 until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the First Lien Credit Agreement.  The Borrower and the Lenders hereby agree that this determination of the Borrowing Base shall be deemed to be the determination as required under Section 2.8.3 of the First Lien Credit Agreement in regards to the calendar year ending December 31, 2008.]

Section 4. Conditions to Effectiveness.  This Amendment shall be deemed effective (subject to the conditions herein contained) as of the Effective Date following the satisfaction of the following conditions:

(a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, the Administrative Agent, the Issuers and the Required Lenders;

(b) the Administrative Agent shall have received for the account of each Lender that has delivered its executed counterpart this Amendment to the Administrative Agent on or prior to the Effective Date, an amendment fee for each such Lender in an amount equal to one hundred (100) basis points on such Lender’s Percentage of the Borrowing Base [established pursuant to Section 3 of this Amendment];

(c) the Administrative Agent shall have received, in form and substance satisfactory to it, a letter agreement dated as of the Effective Date (the “PP Notes Letter Agreement”), in form and substance satisfactory to the Administrative Agent, among the Parent, EXXI, Inc., as the holder of approximately $126,000,000 of outstanding principal amount of PP Notes (the “Pledged Notes”), and the Borrower, pursuant to which (i) EXXI, Inc. agrees to contribute, or cause to be contributed, promptly as capital contributions to the Borrower, the amount of all interest on the Pledged Notes received by EXXI, Inc., (ii) EXXI, Inc. agrees to contribute, or cause to be contributed, promptly as capital contributions to the Borrower, an amount equal to all proceeds (net of reasonable fees and expenses) of the sale, transfer, assignment or other disposition of any of the Pledged Notes (each such capital contribution made in connection with the receipt of such proceeds from any such sale, transfer, assignment or other disposition of Pledged Notes, herein a “Pledged Notes Sales Contribution”) and to cause the Borrower to deposit such Pledged Notes Sales Contribution into a Deposit Account subject to a Control Agreement in favor of the Administrative Agent (and, at the time of entry into such Control Agreement, maintained with a depositary institution reasonably acceptable to the Administrative Agent), (iii) the Parent agrees, for the period from the Effective Date to and including the date when the Borrowing Base is next redetermined in accordance with Section 2.8.2 of the First Lien Credit Agreement, to not make or declare any dividends or other distributions on or with respect to, or on account of, the stock of (or other equity interests in) the Parent, and (iv) EXXI, Inc. and Borrower agree that the payments of interest by the Borrower to EXXI, Inc. on the Pledged Notes (which shall be contributed to capital as provided in (i)) and the Pledged Notes Sales Contributions will be deposited into a Deposit Account subject to a Control Agreement in favor of the Administrative Agent (and, at the time of entry into such Control Agreement, maintained with a depositary institution reasonably acceptable to the Administrative Agent);

(d) Borrower and EXXI, Inc. shall execute and deliver or cause to be executed and delivered to the Administrative Agent, all agreements, documents, instruments and other writings described in Section 5.1.2 of the First Lien Credit Agreement with respect to such Obligor; provided that any such agreements and other writings previously delivered by Borrower to the Administrative Agent may be incorporated by reference into the certificate duly executed and delivered by the Borrower’s Secretary or Assistant Secretary hereunder; and

(e) the Administrative Agent shall have received evidence, satisfactory to it, that the Parent has contributed (or caused to be contributed through Intermediate Holdco) not less than $48 million in cash to the Borrower since March 20, 2009, which contribution shall be deposited into one or more Deposit Accounts subject to a Control Agreement in favor of the Administrative Agent (and, at the time of entry into such Control Agreement, maintained with a depositary institution reasonably acceptable to the Administrative Agent).

Section 5. Covenants.  The Borrower agrees to deliver to the Administrative Agent on or prior to that date that is 15 days after the Effective Date, or such later date as acceptable to the Administrative Agent in its sole discretion, (a) a duly executed pledge and security agreement of EXXI, Inc. in form and substance satisfactory to the Administrative Agent, granting a Lien in favor of the Administrative Agent in the Pledged Notes, interest paid by the Borrower on the Pledged Notes, proceeds from the sale of such Pledged Notes and any accounts in which such proceeds are deposited, and all proceeds and products of the foregoing (the “Pledged Notes Security Agreement”); (b) Uniform Commercial Code Form UCC-1 financing statements as requested by the Administrative Agent suitable in form for naming EXXI, Inc. as a debtor and the Administrative Agent as the secured party, and/or other similar instruments or documents to be filed under the UCC of all jurisdictions and/or evidence of such other actions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect on a first priority basis the security interests of the Administrative Agent pursuant to the security agreement described in clause (a) above; and (c) a legal opinion from counsel to EXXI, Inc., in form and substance reasonably satisfactory to the Administrative Agent, with respect to the grant and perfection of the security interests of the Administrative Agent pursuant to the security agreement described in clause (a) above.

Section 6. Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Obligors contained in the Loan Documents (other than Section 6.17 of the First Lien Credit Agreement solely with respect to the Lehman Hedging Agreement (as defined in the Second Amendment)) are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b) the execution, delivery and performance by the Borrower and each other Obligor of this Amendment has been duly authorized by all necessary corporate action required on their part and this Amendment, along with the First Lien Credit Agreement and other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

(c) neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the First Lien Credit Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d) no Material Adverse Effect has occurred since June 30, 2008; and

(e) no Default or Event of Default or Borrowing Base Deficiency has occurred and is continuing.

Section 7. Loan Document; Ratification.

(a) This Amendment is a Loan Document.

(b) The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the First Lien Credit Agreement and each of the other Loan Documents (other than the Lehman Hedging Agreement (as defined in the Second Amendment)), including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 8. Costs And Expenses.  As provided in Section 10.3 of the First Lien Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 9. GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10. Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11. Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 12. No Waiver.  The express waivers set forth herein are limited to the extent described herein and, except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents.  The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the First Lien Credit Agreement or any other provision of any Loan Document.

Section 13. Successors and Assigns.  This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and the respective successors, transferees and assigns.

Section 14. Entire Agreement.  THIS AMENDMENT, THE FIRST LIEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:
Name:  Rick Fox

Title:  Chief Financial Officer

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ADMINISTRATIVE AGENT, ISSUERS AND LENDERS:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Issuer and Lender

By:
Name:
Title:

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BNP PARIBAS, as Issuer and Lender

By:
Name:
Title:

By:
Name:
Title:

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BMO CAPITAL MARKETS FINANCING, INC., as Lender

By:
Name:
Title:

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GUARANTY BANK, FSB, as Lender

By:
Name:
Title:

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AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

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THE BANK OF NOVA SCOTIA, as Lender

By:
Name:
Title:

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LEHMAN COMMERCIAL PAPER INC., as Lender

By:
Name:
Title:

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TORONTO DOMINION (TEXAS) LLC, as Lender

By:
Name:
Title:

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CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:
Name:
Title:

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NATIXIS, as Lender

By:
Name:
Title:

By:
Name:
Title:

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ALLIED IRISH BANKS p.l.c., as Lender

By:
Name:
Title:

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CREDIT SUISSE, as Lender

By:
Name:
Title:

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UBS LOAN FINANCE LLC, as Lender

By:
Name:
Title:

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WHITNEY NATIONAL BANK, as Lender

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:
Name:  Rick Fox
Title:    Chief Financial Officer

ENERGY XXI TEXAS ONSHORE, LLC

By:
Name:  Rick Fox
Title:    Chief Financial Officer

ENERGY XXI ONSHORE, LLC

By:
Name:  Rick Fox
Title:    Chief Financial Officer

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ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI USA, INC.

By:
Name:  Rick Fox
Title:    Chief Financial Officer

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ANNEX I
to Third Amendment

Item 6.19(a) of Disclosure Schedule

[attached]

24671362 06020964                                                               Annex I